                          HISTORICAL SELECTED FINANCIAL DATA
                                CHITTENDEN CORPORATION

                                Nine
                                Months
                                Ended
                                Sept. 30,       Years Ended December 31,
                                ------------    --------------------------------------
                                1995    1994    1994     1993    1992    1991    1990
                                ------------    --------------------------------------
(In thousands, except share
 amounts)

Statements of Operations


 Interest Income                  84847   61801   84930   79803   86984  100061  106182
 Interest Expense                 36760   22027   31025   29574   41300   57972   63410
                                  -----------------------------------------------------
 Net Interest income              48087   39774   53905   50229   45684   42089   42772
 Provision for possible loan
  losses                           2750    3400    4300    6600    7513    8843   12189
                                  -----------------------------------------------------
 Net interest income after
  provision for possible loan
  losses                          45337   36374   49605   43629   38171   33246   30583
 Noninterest income               21773   17035   23525   24308   21073   18442   16529
 Noninterest expense              44208   36543   49867   51097   49582   45847   50378
                                  -----------------------------------------------------
 Income (loss) before provision
  (benefit) for income taxes      22902   16866   23263   16840    9662    5841   -3266
 Provision (benefit) for income
  taxes                            7414    5615    7726    5243    2444    1234   -2219
                                  -----------------------------------------------------
 Income (loss) before cumulative
  effect of change in accounting
  principle                       15488   11251   15537   11597    7218    4607   -1047
 Cumulative effect of change in
  accounting principle                -       -       -    -575       -       -       -
                                  -----------------------------------------------------
 Net income (loss)                15488   11251   15537   11022    7218    4607   -1047
                                  =====================================================
Balance sheets-period end:
 Total assets                   1522808 1223593 1213908 1231003 1192068 1204949 1136988
 Long-term debt                       -       -       -       -      59    2473    2473

Balance sheets-average daily
balances:
 Total assets                   1410535 1192163 1200785 1172809 1171060 1115744 1094984
 Loans, net of allowance         982777  824956  833205  852958  844126  828433  847440
 Investment securities and
  interest-bearing cash
  equivalents                    312472  269858  269050  220927  222428  191244  147353
 Total deposits                 1234764 1044580 1055604 1030839 1021827  992017  959297
 Long-term debt                       -       -       -       7    2034    2473    6368
 Total stockholders' equity      117603  100618  100635   92813   83520   74476   74338

Per common share:
 Net income (loss)                 1.87    1.42    1.97    1.42    0.94    0.59   -0.14
 Cash dividends declared           0.40    0.26    0.37    0.16    0.10       -    0.23
 Book value                       15.87   13.22   13.30   12.58   11.23   10.23    9.27
 Weighted average common and
 common equivalent shares
 outstanding                    8263179 7958431 7879826 7759357 7743227 7734047 7741317

                         HISTORICAL SELECTED FINANCIAL DATA
                         CHITTENDEN CORPORATION (Continued)

                              Nine
                              Months
                              Ended
                              Sept. 30,          Years Ended December 31,
                              -----------------   ----------------------------------
                               1995        1994   1994   1993   1992   1991   1990
                              -----------------   ----------------------------------
Selected financial percentages:

Return on average total assets    1.47%     1.26%  1.29%  0.94%  0.62%  0.41% (0.10)%
Return on average common
 stockholders' equity            17.61     14.95  15.44  11.88   8.64   6.19  (1.41)
Interest rate spread              4.25      4.32   4.33   4.21   3.79   3.41   3.53
Net yield on earning assets       5.00      4.87   4.92   4.69   4.35   4.22   4.44
Net charge-offs as a percent
 of average loans                 0.14      0.38   0.48   0.47   0.64   0.89   1.44
Nonperforming asset ratio(1)      1.38      1.06   1.08   1.85   2.79   3.75   3.42
Allowance for possible loan
 losses as a percent of
 period-end loans                 2.34      2.20   2.19   2.22   1.87   1.73   1.56
Period-end leverage capital
 ratio                            8.14      8.83   8.41   8.13   7.30   6.86     NA
Period-end primary capital
 ratio                              NA        NA     NA     NA     NA     NA   7.36
Risk-based capital ratios:
 Tier 1                          11.06     11.95  11.46  11.05   9.64   8.53   7.88
 Total                           12.43     13.32  12.82  12.41  10.95  10.04   9.36
Average stockholders' equity
 to average assets                8.34      8.44   8.38   7.91   7.13   6.68   6.79
Common stock dividend payout
 ratio(2)                        20.89     18.27  18.27  11.28  11.44     NA     NA


____________________
(1) The sum of nonperforming assets (nonaccrual loans, restructured loans, and other real estate owned) divided by the sum of
    total loans and other real estate owned.
(2) Common stock cash dividends declared divided by net income.

                          HISTORICAL SELECTED FINANCIAL DATA
                           FLAGSHIP BANK AND TRUST COMPANY

                                Nine
                                Months
                                Ended
                                Sept. 30,         Years Ended December 31,
                                ---------------   --------------------------------------
                                 1995    1994     1994    1993    1992    1991    1990
                                ---------------   --------------------------------------
(In thousands, except share
 amounts)

Statements of Operations

 Interest income                  14963   11907   16369   14086   14893   15199   13644
 Interest expense                  4973    3541    4936    4821    6121    8744    8923
                                 -------------------------------------------------------
 Net Interest income               9990    8366   11433    9265    8772    6455    4721
 Provision for possible loan
  losses                            600     750    1200    1535    3583    2086    3332
                                 -------------------------------------------------------
 Net interest income after
  provision for possible loan
  losses                           9390    7616   10233    7730    5189    4369    1389
 Noninterest income                 839     968    1583    2268    1913     983     126
 Noninterest expense               7052    5581    7818    7426    5888    5209    3840
                                 -------------------------------------------------------
 Income (loss) before provision
  for income taxes                 3177    3003    3998    2572    1214     143   -2325
 Provision for income taxes        1177    1144    1498     667      13      45       -
                                 -------------------------------------------------------
 Income (loss) before
  extraordinary item               2000    1859    2500    1905    1201      98   -2325
 Extraordinary item                   -       -       -       -       -      24       -
                                 -------------------------------------------------------
 Net income (loss)                 2000    1859    2500    1905    1201     122   -2325
                                 =======================================================
Balance sheets-period end:
 Total assets                    265099  234507  246138  235289  205484  183916  164832
 Long-term debt                    1471    1416    1430    4377    7325    1276    1227

Balance sheets-average daily
balances:
 Total assets                    251651  230848  236865  207021  190129  173052  141952
 Loans, net of allowance         146174  127680  127605  122069  131957  120140  107390
 Investment securities and
  interest-bearing cash
  equivalents                     88079   91571   99681   70487   45270   42067   24712
 Total deposits                  202990  194831  193990  169939  166708  154560  125980
 Total stockholders' equity       16466   14483   14807   12919   11488   11058   13454

Per common share:
 Net income (loss)                 1.74    1.72    2.31    1.76    1.09    0.11   -2.09
 Cash dividends declared           0.305   0.275   0.275   0.26       -       -      -
 Book value                       16.47   13.68   13.82   13.93   11.41   10.10    9.94
 Weighted average common and
 common equivalent shares
 outstanding                    1152640 1081141 1082100 1076900 1099568 1109144 1113144


                         HISTORICAL SELECTED FINANCIAL DATA
                     FLAGSHIP BANK AND TRUST COMPANY (Continued)

                                   Nine
                                   Months
                                   Ended
                                   Sept. 30,          Years Ended December 31,
                                  --------------  ---------------------------------
                                  1995      1994  1994   1993   1992   1991   1990
                                  --------------  ---------------------------------
Selected financial percentages:

Return on average total
 assets(1)                        1.06%     1.07%  1.06%  0.92%  0.63%  0.07% (1.64)%
Return on average common
 stockholders' equity(1)         18.41     17.12  16.88  14.75  10.46   1.11 (17.28)
Interest rate spread              4.98      4.48   4.47   4.30   4.36   3.67   3.25
Net yield on earning assets       5.64      4.91   4.99   4.75   4.89   3.87   3.61
Net charge-offs as a percent
 of average loans                 0.54      0.67   0.68   1.44   2.66   1.98   0.77
Nonperforming asset ratio(2)      0.70      1.66   0.84   1.90   4.05   4.38   5.90
Allowance for possible loan
 losses as a percent of
 period-end loans                 1.90      2.11   2.15   2.17   2.22   2.27   2.89
Period-end leverage capital
 ratio                            7.13      7.57   7.03   6.82   6.19   5.98   6.41
Period-end primary capital
 ratio                              NA        NA     NA     NA     NA     NA     NA
Risk-based capital ratios:
 Tier 1                          10.50     10.82  10.91   9.98   8.92   8.31   8.73
 Total                           11.75     12.07  12.16  11.23  10.42   9.81  10.13
Average stockholders' equity
 to average assets                6.54      6.27   6.25   6.24   6.04   6.39   9.48
Common stock dividend payout
 ratio                           16.56     16.01  11.91  14.17     NA     NA     NA


____________________
(1) Income used in the calculation is net income (loss) applicable to common stock.
(2) The sum of nonperforming assets (nonaccrual loans, restructured loans, and other real estate owned) divided by the sum of total loans and other real estate owned.


                           PRO FORMA SELECTED FINANCIAL DATA
                    CC, FLAGSHIP AND BANK OF WESTERN MASSACHUSETTS


                                        Nine Months Ended September 30, 1995
                                        ------------------------------------
                                           Historical          Historical
                                        ------------------------------------

                                                         PRO FORMA
                                                            CC-
                                                         FLAGSHIP         PRO
                                           CC   FLAGSHIP SUBTOTAL  BWM   FORMA

(In thousands, except share amounts)

Consolidated Statements of Operations

 Interest income                          84847    14963    99810  3688  103524
 Interest expense                         36760     4973    41733  1549   42898
                                          --------------------------------------
 Net interest income                      48087     9990    58077  2139   60626
 Provision for possible loan losses        2750      600     3350  1200    4550
                                          --------------------------------------
 Net interest income after provision for
  possible loan losses                    45337     9390    54727   939   56076
 Noninterest income                       21773      839    22612    76   22688
 Noninterest expense                      44208     7052    51056  1730   52959
                                          --------------------------------------
 Income (loss) before income taxes        22902     3177    26283  -715   25805
 Income tax expense (benefit)              7414     1177     8591  -243    8480
                                          --------------------------------------
 Net Income (loss)                        15488     2000    17692  -472   17325
                                          ======================================
Per common share:
 Net Income                                1.87              1.83          1.76
 Book Value                               15.87             15.58         15.58
 Weighted average common and common
  equivalent shares outstanding         8263179           9646347       9864717

Consolidated Balance Sheet

 Total assets                           1522808   265099                1787907
 Investment securities available for
   sale                                  258991    48977                 307968
 Investment securities held for
   investment                              9747    35386                  45133
 Loans (net of unearned income and
  allowance for possible loan losses)   1025254   157872                1183126
 Deposits                               1305416   212582                1517998
 Stockholders' equity                    130929    17877                 148806

See Notes to Pro Forma Condensed Financial Statements describing adjustments included in the Pro Forma amounts.


                        PRO FORMA SELECTED FINANCIAL DATA
                  CC, FLAGSHIP AND BANK OF WESTERN MASSACHUSETTS

                                        Year Ended December 31, 1994
                                        ------------------------------------
                                            Historical         Historical
                                        ------------------------------------

                                                         PRO FORMA
                                                            CC-
                                                         FLAGSHIP         PRO
                                           CC   FLAGSHIP SUBTOTAL  BWM   FORMA
(In thousands, except share amounts)
Consolidated Statements of Operations

 Interest income                          84930    16369   101299 15411  117261
 Interest expense                         31025     4936    35961  5928   42575
                                          --------------------------------------
 Net interest income                      53905    11433    65338  9483   74686
 Provision for possible loan losses        4300     1200     5500  1410    6910
                                          --------------------------------------
 Net interest income after provision for
  possible loan losses                    49605    10233    59838  8073   67776
 Noninterest income                       23525     1583    25108   568   25676
 Noninterest expense                      49867     7818    57685  6235   65148
                                          --------------------------------------
 Income (loss) before income taxes        23263     3998    27261  2406   28304
 Income tax expense (benefit)              7726     1498     9224   992    9833
                                          --------------------------------------
 Net Income (loss)                        15537     2500    18037  1414   18471
                                          ======================================
Per common share:
 Net Income                                1.97              1.97          1.85
 Book Value                               13.30             13.04         13.68
 Weighted average common and common
  equivalent shares outstanding         7879826           9178346       9962752

Consolidated Balance Sheet

 Total assets
 Investment securities available for
   sale
 Investment securities held for
   investment
 Loans (net of unearned income and
  allowance for possible loan losses)
 Deposits
 Stockholders' equity

See Notes to Pro Forma Condensed Financial Statements describing adjustments included in the Pro Forma amounts.
